THIRD AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             EXPRESS SCRIPTS, INC.

                            Adopted November 21, 2000
                                  (as amended)

1.       MEETINGS OF STOCKHOLDERS.
         ------------------------

         1.1 Annual Meeting. The annual meeting of stockholders shall be held on the date and at the time fixed from time to time by the board of directors (the "Board"), provided, that each successive annual meeting shall be held on the fourth Wednesday in May of each year if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday, or on such other date or time and at such place as may be determined from time to time by resolutions adopted by the Board.

         1.2 Special Meetings. Subject to the rights of the holders of any series of preferred stock under the Certificate of Incorporation, as amended, of the corporation (the "Certificate of Incorporation"), special meetings of the stockholders may be called by the chairman of the Board or the chief executive officer or by resolution of the Board. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

         1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board; provided that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the "General Corporation Law of Delaware").

         1.4 Notice of Meeting; Waiver of Notice. (a) Written or printed notice of each meeting of stockholders shall be given by or at the direction of the secretary or the chief executive officer of the corporation to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who properly waives notice before or after the meeting, whether in writing or by electronic transmission or otherwise, and (b) no notice of an adjourned meeting need be given except when required under
Section 1.6 of these Bylaws or by law. Each notice of a meeting shall be given, personally or by mail or, as provided below, by means of electronic transmission, not less than ten (10) nor more than sixty (60) days before the meeting and shall state the time and place of the meeting, or if held by remote communications, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him or her. Any previously scheduled meeting of stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of stockholders may be canceled, by resolution of the Board upon public disclosure (as defined in Section 1.13(a)) given on or prior to the date previously scheduled for such meeting of stockholders.

              (b) Without  limiting the manner by which notice  otherwise may be given effectively to stockholders, any notice to a stockholder may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked (1) if the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and
(2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

              (c) Notice shall be deemed given, if mailed, when deposited in the
United States mail with postage prepaid, if addressed to a stockholder at his or her address on the corporation's records. Notice given by electronic transmission shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) by any other form of electronic transmission, when directed to the stockholder.

              (d) An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         1.5 Quorum; Voting; Validation of Meeting. (a) The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock, present in person or represented by proxy shall have power to adjourn the meeting in accordance with Section 1.6 of these Bylaws.

              (b) When a quorum is present at any meeting, a plurality of the votes present in person or represented by proxy and entitled to vote on the election of a director shall be sufficient to elect directors, subject to the rights of the holders of preferred stock to elect directors under specified circumstances pursuant to the Certificate of Incorporation. On all other matters, the vote of the holders of a majority of the stock having voting power on such matter present in person or represented by proxy shall decide any question brought before such meetings, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a vote of a greater number or voting by classes is required, in which case such express provision shall govern and control the decision of the question.

              (c) If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

              (d) The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy.

         1.6 Adjourned Meeting; Notice. (a) Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 1.5 of these Bylaws.

              (b) When any meeting of stockholders, either annual or special, is adjourned to another time or place or means of remote communication, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken.
However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 1.4 of these Bylaws. At any adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

         1.7 Voting. (a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section
1.8 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

              (b) Except as may be otherwise provided in the Certificate of Incorporation, by these Bylaws or as required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question.

              (c) Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote the remaining shares against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively or otherwise indicates how the number of shares to be voted affirmatively is to be determined, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

              (d) Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; provided, that if authorized by the Board, a written ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

         1.8 Record Date for Stockholder Notice. (a) For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by applicable law.

              (b) If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

              (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

              (d) The record date for any other lawful purpose shall be as provided in Section 5.8 of these Bylaws.

         1.9 Proxies. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy filed with the secretary of the corporation. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the secretary of the corporation.

         A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the secretary of the corporation.

         1.10 List of Stockholders. Not less than 10 days prior to the date of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder; provided, that the corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (2) during ordinary business hours, at the principal place of business of the corporation. If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         1.11 Notice of Stockholder Nominee. Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election by the stockholders as directors of the corporation. Nominations of persons for election to the Board may be made at a meeting of stockholders (a) by or at the direction of the Board, or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this paragraph. Such nominations by any stockholder shall be made pursuant to timely notice in proper written form to the secretary of the corporation in accordance with this paragraph. To be timely, a stockholder's notice must be delivered to or mailed to and received by the secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, or in the event of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall the public disclosure of an adjournment or postponement of a stockholders meeting commence a new time period for the giving of a stockholders notice as described above. To be in proper written form, such stockholders' notice to the secretary shall set forth in writing (a) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the "Exchange Act"), including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected as well as (i) such person's name, age, business address and residence address, (ii) his or her principal occupation or employment, (iii) the class and number of shares of the corporation that are beneficially owned by such person, and (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (b) as to such stockholder (i) the name and address, as they appear on the corporation's books, of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and any material interest of such stockholder and owner. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election by the stockholders as a director unless nominated in accordance with the procedures set forth in the Bylaws of the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws of the corporation, and if he or she shall so determine, he or she shall so declare at the meeting that the defective nomination shall be disregarded.

         1.12 Stockholder Proposals. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) by any stockholder who complies with the procedures set forth in this paragraph. For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to or mailed to and received by the secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall the public disclosure of an adjournment or postponement of a stockholders meeting commence a new time period for the giving of a stockholders notice as described above. To be in proper written form, such stockholder's notice to the secretary shall set forth in writing as to each matter such stockholder proposed to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (c) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the meeting, (d) the class and number of shares of the corporation which are owned beneficially by such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (e) any material interest in such business of the stockholder or the beneficial owner, if any, on whose behalf the proposal is made, (f) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in such stockholder's capacity as a proponent of a stockholder proposal, (g) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (h) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or (ii) otherwise to solicit proxies from stockholders in support of such proposal. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this paragraph. The chairman of an annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

         1.13 Public Disclosure; Conduct of Nominations and Proposals by Stockholders. (a) For purposes of Sections 1.4(a), 1.11 and 1.12 hereof, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (b)  Notwithstanding  the foregoing  provisions of these  Sections
1.11 and 1.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

              (c) Notwithstanding the foregoing provisions of Sections 1.11 and 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 1.11 and 1.12. Nothing in these Sections 1.11 and
1.12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances pursuant to the Certificate of Incorporation.

         1.14 Meeting Required. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such vote may only be taken at an annual or special meeting with prior notice, except as provided in the Certificate of Incorporation.

         1.15 Organization. (a) Meetings of stockholders shall be presided over by the chairman of the Board, if any, or in his or her absence by the vice chairman of the Board, if any, or in his or her absence, by the chief executive officer, if any, or in his or her absence by a chairman of the meeting, which chairman must be an officer or director of the corporation and must be designated as chairman of the meeting by the Board. The secretary, or in his or her absence an assistant secretary, or in his or her absence a person whom the person presiding over the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

              (b) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the Board, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

         1.16 Inspectors of Election. Before any meeting of stockholders, the Board may, and shall if required by law, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or its adjournment and to make a written report thereof. If any person appointed as inspector fails to appear or fails or refuses to act, then the person presiding over the meeting may, and upon the request of any stockholder or a stockholder's proxy, shall appoint a person to fill that vacancy.

              Such inspectors shall:

               (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies and ballots;

               (b) receive votes and ballots, including, if applicable, votes and ballots submitted by means of electronic transmission;

               (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

               (d) determine when the polls shall close;

               (e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector or inspectors;

               (f) certify their determination of the number of shares of the corporation represented at the meeting and such inspectors' count of all votes and ballots, which certification and report shall specify such other information as may be required by law; and

               (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

         Each inspector of election shall perform his or her duties impartially, in good faith, to the best of his or her ability and as expeditiously as is practical, and before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector of election with strict impartiality and according to the best of his or her ability. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. If there are three (3) or more inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

         1.17 Election Out of Section 203. Pursuant to the corporation's original Certificate of Incorporation, the corporation has expressly elected not to be governed by Section 203 of the General Corporation Law of Delaware.

2.       BOARD OF DIRECTORS.
         ------------------
         2.1 Number, Qualification, Election and Term of Directors. Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation, the business and affairs of the corporation shall be managed by or under the direction of the Board. Subject to the rights of the holders of any series of preferred stock, the number of directors may be fixed or changed from time to time by resolution of a majority of the entire Board; provided the number shall be no less than seven (7) and no more than fifteen (15), or, if the number is not fixed, the number shall be ten (10), but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders, as provided in Section 1.5(b), and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9. As used in these Bylaws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies on the Board.

         2.2 Quorum and Manner of Acting. (a) A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these Bylaws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Certificate of Incorporation and applicable law.

              (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         2.3  Place of Meetings.  Meetings of the Board may be held in or
              -----------------
outside Delaware.

         2.4 Annual and Regular Meetings. Annual meetings of the Board for the election of officers and consideration of other matters shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these Bylaws. Regular meetings of the Board may be held without notice and, unless otherwise specified by the Board, shall be held in accordance with a schedule and at such locations as determined from time to time by the Board, provided no less than five (5) such meetings shall beheld each year. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

         2.5  Special  Meetings.  Special meetings of the Board may be called
              -----------------
by the chairman of the board, the chief executive officeror by a majority of the directors in office.

         2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director in advance of the time set for such meeting as provided herein; provided, that if the meeting is to be held at the principal executive offices of the corporation, the notice need not specify the place of the meeting. Except for amendments to the Bylaws, as provided under Section 6.9, notice of a special meeting need not state the purpose or purposes for which the meeting is called and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified herein to the directors who were not present at the time of adjournment. Notice of a special meeting may be given by any one or more of the following methods and the method used need not be the same for each director being notified:

               (a) Written notice sent by mail at least three (3) days prior to the meeting;

               (b) Personal service at least twenty-four (24) hours prior to the time of the meeting;

               (c) Telegraphic notice at least twenty-four (24) hours prior to the time of the meeting, said notice to be sent as a straight full-rate telegram;

               (d) Telephonic notice at least twenty-four (24) hours prior to the time of the meeting; or

               (e) Facsimile or other means of electronic transmission at least twenty-four (24) hours prior to the time of the meeting.

         Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

         2.7 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee individually or collectively consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. Such action by written consent shall have the same force and affect as a unanimous vote of the Board. The resolution and the written consents or electronic transmission or transmissions by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

         2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his or her resignation in writing, including by means of electronic transmission, to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Subject to applicable law and the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any or all of the directors may be removed at any time, either with or without cause, by vote of the holders of a majority of the stock having voting power and entitled to vote thereon.

         2.10 Vacancies. Subject to applicable law and the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any vacancy in the Board, including one created by an increase in the authorized number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, although less than a quorum.

         2.11 Compensation. Directors and members of committees shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

         2.12 Notice to Members of the Board of Directors. Each member of the Board shall file with the secretary of the corporation an address to which mail or telegraphic notices shall be sent, a telephone number to which a telephonic or facsimile notice may be transmitted and, at the sole discretion of a director, such electronic address to which other electronic transmissions may be sent. A notice mailed, telegraphed, telephoned or transmitted by facsimile or other means of electronic transmission in accordance with the instructions provided by the director shall be deemed sufficient notice. Such address or telephone number may be changed at any time and from time to time by a director by giving written notice of such change to the secretary. Failure on the part of any director to keep an address and telephone number on file with the secretary (but not including an address for other electronic transmissions) shall automatically constitute a waiver of notice of any regular or special meeting of the Board which might be held during the period of time that such address and telephone number are not on file with the Secretary. A notice shall be deemed to be mailed when deposited in the United States mail, postage prepaid. A notice shall be deemed to be telegraphed when the notice is delivered to the transmitter of the telegram and either payment or provision for payment is made by the corporation. Notice shall be deemed to be given by telephone if the notice is transmitted over the telephone to some person (whether or not such person is the director) or message recording device answering the telephone at the number which the director has placed on file with the Secretary. Notice shall be deemed to be given by facsimile or other means of electronic transmission when sent to the telephone number or other address which the director has placed on file with the secretary.

         2.13 Organization. Meetings of the Board shall be presided over by the chairman of the Board, if any, or in his or her absence by the vice chairman of the Board, if any, or in his or her absence by the chief executive officer, if any, or in his or her absence by the president, if any. In the absence of all such directors, a president pro tem chosen by a majority of the directors present shall preside at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.       COMMITTEES.
         ----------

         3.1 Audit Committee. The Board by resolution shall designate an Audit Committee consisting of three directors or such other number as may be specified by the Board, which shall review the internal financial controls of the corporation, and the integrity of its financial reporting, and have such other powers and duties as the Board determines. The Board shall adopt a charter, which may be amended from time to time, setting for the powers and duties of the Audit Committee. The members of the Audit Committee shall serve at the pleasure of the Board. All action of the Audit Committee shall be reported to the Board at its next meeting.

         3.2 Compensation Committee. The Board by resolution shall designate a Compensation Committee consisting of three directors or such other number as may be specified by the Board, which shall administer the corporation's compensation plans and have such other powers and duties as the Board determines. The members of the Compensation Committee shall serve at the pleasure of the Board. All action of the Compensation Committee shall be reported to the Board at its next meeting. The Board shall adopt a charter, which may be amended from time to time, setting forth the powers and duties of the Compensation Committee.

         3.3 Corporate Governance Committee. The Board by resolution shall designate a Corporate Governance Committee consisting of three directors or such other number as may be specified by the Board, which shall nominate candidates for election to the Board and have such other powers and duties as the Board determines. The members of the Corporate Governance Committee shall serve at the pleasure of the Board. All action of the Corporate Governance Committee shall be reported to the Board at its next meeting. The Board shall adopt a Charter, which may be amended from time to time, setting forth the powers and duties of the Corporate Governance Committee.

         3.4 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

         3.5 Meetings and Action of Committees. (a) The Board may designate one or more directors as alternate members of any committee (other than the Audit Committee), who may replace any absent or disqualified member at any meeting of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board at its next meeting. Each committee may adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

              (b) Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article 2 of these Bylaws, including Section 2.2 (quorum and manner of acting), Section 2.3 (place of meetings), Section 2.4 (annual and regular meetings), Section 2.5 (special meetings), 2.6 (notice of meetings and waiver of notice), Section 2.7 (board or committee action without a meeting), Section 2.8 (participation in board or committee meetings by conference telephone), Section 2.12 (notice to members of the board of directors), and Section 2.13 (organization), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, (i) that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, (ii) that special meetings of committees may also be called by resolution of the Board, (iii) that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee; (iv) that a majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting; and (v) that the affirmative vote of a majority of the members of a committee shall be required to take action in respect of any matter presented to or requiring the approval of the committee.

         3.6 Election Pursuant to Section 141(c)(2). By resolution of the Board, the corporation has elected pursuant to Section 141(c) of the General Corporation Law of Delaware to be governed by paragraph (2) of Section 141(c) in respect of committees of the Board.

4.       OFFICERS.
         --------

         4.1 Number; Security. The executive officers of the corporation shall consist of a chief executive officer, a president, one or more vice presidents (including executive vice president(s) and senior vice president(s) if the Board so determines), a secretary and a treasurer and a chief financial officer who shall be chosen by the Board and such other officers, including but not limited to a chairman of the Board, a vice chairman of the Board, as the Board shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board may prescribe. Any two or more offices may be held by the same person. Either the chairman of the Board or the president, as the Board may designate from time to time, shall be the chief executive officer of the corporation. The Board may from time to time designate the president or any executive vice president as the chief operating officer of the corporation. Any vice president, treasurer or assistant treasurer, or assistant secretary, respectively, may exercise any of the powers of the president, the chief financial officer, or the secretary, respectively, as directed by the Board and shall perform such other duties as are imposed upon such officer by the Bylaws or the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

         4.2 Election; Term of Office; Salaries. The term of office and salary of each of the officers of the corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment; provided, that the Board may designate such responsibilities to the Compensation Committee and may also authorize the chief executive officer or the president to establish the salaries of officers appointed pursuant to Section 4.3.

         4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

         4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the chief executive officer, president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or her or by the president.

         4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these Bylaws for election or appointment to the office.

         4.6 Chairman of the Board. The chairman of the Board, if such an officer shall be chosen, shall have general supervision, direction and control of the corporation's business and its officers, and, if present, preside at meetings of the stockholders and the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws. The chairman of the Board shall report to the Board.

         4.7 Vice Chairman of the Board. The vice chairman of the Board, if there shall be one, shall, in the case of the absence, disability or death of the chairman of the Board, exercise all the powers and perform all the duties of the chairman of the Board. The vice chairman shall have such other powers and perform such other duties as may be granted or prescribed by the Board.

         4.8 Chief Executive Officer. Subject to the control of the Board, the chief executive officer of the corporation shall have general supervision over the business of the corporation; the powers and duties of the chief executive officer shall be:

              (a) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the chief executive officer, should be executed on behalf of the corporation, and to sign certificates for shares of capital stock of the corporation.

              (b) To have such other powers and be subject to such other duties as the Board may from time to time prescribe.

         4.9  President. The powers and duties of the president are:
              ---------

               (a)To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the president, should be executed on behalf of the corporation, and to sign certificates for shares of capital stock of the corporation.

              (b) To have such other powers and be subject to such other duties as the Board may from time to time prescribe.

         4.10 Vice President. In case of the absence, disability or death of the president, the elected vice president, or one of the elected vice presidents, shall exercise all the powers and perform all the duties of the president. If there is more than one elected vice president, the order in which the elected vice presidents shall succeed to the powers and duties of the president shall be as fixed by the Board. The elected vice president or elected vice presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board.

              Vice presidents appointed pursuant to Section 4.3 shall have such powers and duties as may be fixed by the chairman of the Board or president, except that such appointed vice presidents may not exercise the powers and duties of the president. Each vice president shall have such powers and duties as the Board or the president assigns to him or her.

         4.11 Secretary.  The powers and duties of the secretary are:
              ---------

              (a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

              (b) To keep the seal of the corporation, if any, and affix the same, if any, to all instruments which may require it.

              (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation.

              (d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

              (e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 5.1 hereof.

              (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the president or a vice president, or by any person thereunto authorized by either of them or by the board of directors or by the holders of a majority of the outstanding shares of the corporation.

               (g) To sign certificates for shares of capital stock of the corporation.

               (h) Generally to do and perform all such duties as pertain to the office of secretary and as may be required by the Board.

         4.12 Treasurer. The treasurer shall be or shall be under the direction of the chief financial officer of the corporation, and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he or she shall have such other powers and duties as the Board or the president assigns to him or her.

         4.13     Chief Financial Officer. The powers and duties of the chief
                  -----------------------
 financial officer are:

              (a) To supervise the corporate-wide treasury functions and financial reporting to external bodies.

              (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the chief financial officer's discretion, to cause any or all thereof to be deposited for account of the corporation at such depositary as may be designated from time to time by the Board.

              (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the corporation.

              (d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board, taking proper vouchers for such disbursements.

              (e) To render to the chief executive officer and president, and to the Board, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

              (f) Generally to do and perform all such duties as pertain to the office of chief financial officer and as may be required by the Board.

5.       SHARES.
         ------

         5.1 Shares of the Corporation. The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice chairman of the board of directors or by the president or a vice-president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, representing the number of shares registered in certificate form. The signatures of any such officers thereon may be facsimiles. The seal of the corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. The certificate shall also be signed by the transfer agent and a registrar and the signature of either the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent, or registrar had not ceased to be such officer, transfer agent, or registrar at the date of its issue.

         5.2 Special Designation on Certificates. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in
Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         5.3 Lost, Stolen, Destroyed and Mutilated Certificates. The owner of any stock of the corporation shall immediately notify the corporation of any loss, theft, destruction or mutilation of any certificate therefor, and the corporation may issue uncertificated shares or a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his or her legal representatives to give the corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate or uncertificated shares. The Board may, however, in its discretion refuse to issue any such new certificate or uncertificated shares except pursuant to legal proceedings under the laws of the State of Delaware in such case made and provided.

         5.4 Stock Records. The corporation or a transfer agent shall keep stock books in which shall be recorded the number of shares issued, the names of the owners of the shares, the number owned by them respectively, whether such shares are represented by certificates or are uncertificated, and the transfer of such shares with the date of transfer.

         5.5 Transfers. Transfers of stock shall be made only on the stock transfer record of the corporation upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power, except in the case of uncertificated shares, for which the transfer shall be made only upon receipt of transfer documentation reasonably acceptable to the corporation. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, or the transfer documentation for the uncertificated shares is executed by someone other than the holder of record thereof, evidence of authority to transfer same shall also be submitted with the certificate or transfer documentation. All certificates surrendered to the corporation for transfer shall be canceled.

         5.6 Regulations Governing Issuance and Transfers of Shares. The Board shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of shares of stock of the corporation.

         5.7  Transfer  Agents and  Registrars.  The Board may  appoint,  or
              --------------------------------
authorize one or more officers to appoint, one or more transfer agents and one or more registrars.

         5.8 Record Date for Purposes Other than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by law. If the Board does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution.

6.       MISCELLANEOUS.
         -------------

         6.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which is was incorporated.

         6.2  Fiscal Year.  The Board may determine  the  corporation's  fiscal
              -----------
year. Until changed by the Board, the corporation's fiscal year shall be the calendar year.

         6.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the corporation may be represented and voted by the president or a vice president of this corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

         6.4 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         6.5 Corporate Contracts and Instruments; How Executed. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         6.6 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term "person" includes both a corporation and a natural person, and the masculine gender includes the feminine gender and vice versa.

         6.7 Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

         6.8 Provisions Contrary to Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 6.7 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

         6.9 Amendments.1 Bylaws may be amended, repealed or adopted by a majority of the entire Board, provided that written notice of any such proposed action shall have been given to each director prior to such meeting, or that notice of such addition, amendment, alteration or report shall have been given at the preceding meeting of the Board. The Bylaws may also be amended, repealed or adopted by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereon; provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Section 1.2, 1.3, 1.4, 1.5, 1.11, 1.12, 1.13 or
1.17 of Article 1 of the Bylaws or Section 2.1, 2.2, 2.9 or 2.10 of Article 2 of the Bylaws or Section 6.10 of the Bylaws or this sentence, by the stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all stock then issued and outstanding and entitled to vote thereon, voting together as a single class; and, provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting. The fact that the power to amend these Bylaws has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to amend, adopt or repeal bylaws.

         Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

         6.10 Indemnification and Insurance. 1
              -----------------------------

              (a) Generally.
                  ---------

                  (1) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the corporation as a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer (which, for purposes hereof, shall include a trustee or similar capacity)of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

                  (2) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the corporation as an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

                  (3) The indemnification provided by this subsection (a) shall be from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  (4) Notwithstanding the foregoing provisions of this subsection (a), in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (i) the indemnification provided by this subsection (a) shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  (5) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

              (b) Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection
(a) hereof or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. If a director or officer is not wholly successful, on the merits or otherwise, in any action, suit or proceeding but is successful, on the merits or otherwise, as to any claim, issue or matter in such action, suit or proceeding, the corporation shall indemnify such person against all expenses (including attorneys' fees) actually and reasonably incurred by such person or on his or her behalf relating to each successfully resolved claim, issue or matter. For purposes of this Section 6.10 and without limitation, the termination of a claim, issue or matter in an action, suit or proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

              (c) Determination That Indemnification Is Proper. Any indemnification of a person entitled to indemnity under subsection (a)(1) hereof shall (unless otherwise ordered by a court) be made by the corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in subsection (a)(3) hereof. Any indemnification of a person entitled to indemnity under subsection (a)(2) hereof may (unless otherwise ordered by a court) be made by the corporation upon a determination that indemnification of such person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a)(3) hereof. Any such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

             (d) Advance Payment of Expenses; Notification and Defense of Claim.
                 --------------------------------------------------------------

                  (i) Expenses (including attorneys' fees) incurred by a director or officer in defending a threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (ii) Promptly after receipt by a director, officer, employee or agent of notice of the commencement of any action, suit or proceeding, such person shall, if a claim thereof is to be made against the corporation hereunder, notify the corporation of the commencement thereof. The failure to promptly notify the corporation will not relieve the corporation from any liability that it may have to such person hereunder, except to the extent the corporation is prejudiced in its defense of such action, suit or proceeding as a result of such failure.

                  (iii) The Board of Directors may authorize the corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding. In the event the corporation shall be obligated to pay the expenses of any person with respect to an action, suit or proceeding, as provided in this
Section 6.10, the corporation, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to such person, upon the delivery to such person of written notice of its election to do so. After delivery of such notice, approval of such counsel by such person and the retention of such counsel by the corporation, the corporation will not be liable to such person under this Section 6.10 for any fees of counsel subsequently incurred by such person with respect to the same action, suit or proceeding, provided that (i) the director, officer, employee or agent shall have the right to employ his or her counsel in such action, suit or proceeding at such person's expense and (b) if (i) the employment of counsel by such person has been previously authorized in writing by the corporation, (ii) counsel to the director, officer, employee or agent shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and such person in the conduct of any such defense or (iii) the corporation shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, then the fees and expenses of such person's counsel shall be at the expense of the corporation.

                  (iv) Notwithstanding any other provision of this Section 6.10 to the contrary, to the extent that any director or officer is, by reason of his or her corporate status, a witness or otherwise participates in any action, suit or proceeding at a time when such person is not a party in the action, suit or proceeding, the corporation shall indemnify such person against all expenses (including attorneys' fees) actually and reasonably incurred by such person or on his or her behalf in connection therewith.

              (e) Procedure for Indemnification of Required Indemnitees. Any indem-nification of a person the corporation is required to indemnify under subsection (a) hereof, or advance of costs, charges and expenses of a person the corporation is required to pay under subsection (d) hereof, shall be made promptly, and in any event within 60 days, upon the written request of such person. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Section 6.10 shall be enforceable by the person the corporation is required to indemnify under subsection (a) hereof in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under subsection (d) hereof where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in subsection (a) hereof, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) hereof, nor the fact that there has been an actual determination by the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         A director or officer shall be presumed to be entitled to indemnification under this Section 6.10 upon submission of a request for indemnification pursuant to this subsection (e), and the corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the corporation provides information sufficient to overcome such presumption by clear and convincing evidence.

              (f) Survival; Preservation of Other Rights. The provisions of this
Section 6.10 shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent. The indemnification provided by this Section 6.10 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              (g) Indemnification Agreements. Without limiting the provisions of this Section 6.10, the corporation is authorized from time to time, without further action by the stockholders of the corporation, to enter into agreements with any director, officer, employee or agent of the corporation providing such rights of indemnification as the corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

              (h) Insurance and Subrogation

                  (i) The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to serve at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 6.10.

                  (ii) In the event of any payment by the corporation under this
Section 6.10, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of such person, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy.

                  (iii) The  corporation  shall not be liable under this Section
6.10 to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that such person has otherwise actually received such payment under the Certificate of Incorporation or these Bylaws or any insurance policy, contract, agreement or otherwise.

              (i) Certain Definitions. For purposes of this Section 6.10, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section 6.10 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Section 6.10, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 6.10.

              (j) Limitation on  Indemnification.  Notwithstanding  any other
                  ------------------------------
provision herein to the contrary, the corporation shall not be obligated pursuant to these Bylaws:

                  (a) To indemnify or advance expenses to a director, officer, employee or agent with respect to proceedings (or part thereof) initiated by such person, except with respect to proceedings brought to establish or enforce a right to indemnification (which shall be governed by the provisions of this Section 6.10), unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the corporation.

                  (b) To indemnify a director, officer, employee or agent for any expenses incurred by such person with respect to any proceeding instituted by such person to enforce or interpret these Bylaws, if a court of competent jurisdiction determines that each of the material assertions made by such person in such proceedings was not made in good faith or was frivolous;

                  (c) To indemnify a director, officer, employee or agent for expenses or the payment of profits arising from the purchases and sale by such person of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

              (k) Certain Settlement Provisions. The corporation shall have no obligation to indemnify any director, officer, employee or agent under this
Section 6.10 for amounts paid in settlement of any action, suit or proceeding without the corporation's prior written consent, which shall not be unreasonably withheld. The corporation shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on any director or officer or employee or agent without such person's prior written consent.

              (l) Savings Clause. If this Section 6.10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Section 6.10 that shall not have been invalidated and to the full extent permitted by applicable law.

              (m) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to a director or officer in whole or in part, it is agreed that, in such event, the corporation shall contribute to the payment of such director's or officer's costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, but not including an action by or in the right of the corporation, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of such director or officer to meet the standard of conduct set forth in subsection (a) hereof, or (ii) any limitation on indemnification set forth in subsection (h)(iii), (j) or (k) hereof.

              (n) Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the corporation under this Section 6.10 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel or Secretary of the corporation at its principal executive offices.

                 (o) Subsequent Legislation.  If the General Corporation Law of
Delaware is amended after adoption of this Section 6.10 to expand further the indemnification permitted to directors or officers, then the corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

--------
[FN]
1 As Amended February 6, 2001